                                                                   EXHIBIT 10.23

                        PROLONG SUPER LUBRICANTS. INC.

                         CONTRACT PACKAGING AGREEMENT


     THIS AGREEMENT is entered into on this 11th day of Sept., 1998, by and
                                            ----        ------
between Prolong Super Lubricants, Inc., a Nevada corporation ("Prolong") and Premiere Packaging, Inc., a Michigan corporation ("Premiere"). Prolong and Premiere are hereinafter referred to at times as the "Party" and collectively as the "Parties".

                                   RECITALS

     A. Prolong is in the business of marketing and selling car care appearance products.

     B. Premiere is located at 6220 Lehman Drive, Flint, Michigan (the "Facility") and has the necessary equipment, personnel and expertise to formulate, package, warehouse and ship the products for Prolong as listed on Schedule "A" attached hereto and incorporated herein by this reference (the "Products").

     C. Each of the Parties believes that it is in their respective best interest to enter into this Agreement whereby Premiere will purchase components and raw materials, formulate, blend, package, warehouse and ship the Products for Prolong, all in accordance with the terms and conditions as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the terms and conditions hereinafter set forth, the Parties agree as follows:

                                   AGREEMENT

     1.    Contract Manufacturing. Premiere agrees to purchase components and
           ----------------------
raw materials, formulate, blend, package, warehouse and ship the Products (the "Contract Services") for Prolong in accordance with the terms and conditions set forth in this Agreement. Prolong shall provide Premiere with written Bills of Materials and complete blending and packing specifications for all of the Products (the "Specifications"). Prolong shall also provide Premiere with Bills of Lading specifying the ship dates and designated carriers for Products ordered (the "Orders"). The Specifications shall be set forth on Schedule "B" which shall be attached to this Agreement and is incorporated herein by this reference. The Specifications may be changed by the mutual agreement of the Parties from time to time.

     In the event that any Product provided to Prolong by Premiere does not comply with the Specifications (the "Nonconforming Products"), Premiere shall have sixty (60) days from receipt of notice thereof from Prolong to rework the Nonconforming Products, or at Premiere's election, to dispose of the Nonconforming Products in a manner that does not compete in anyway whatsoever with the sale of the Products by Prolong. In no event shall Premiere dispose of the Nonconforming Products in a manner that would in anyway damage the name, reputation, goodwill or integrity of the Products in the marketplace.

     2.    Production. On or before the 1st day of each month, Prolong shall
           ----------
provide Premiere with a four (4) month forecast for each Product (the "Forecast"). Premiere will use the Forecast to assure that it has adequate finished goods and raw material inventory to support timely delivery of Prolong's requirements for the Products as set forth in the Forecast. The Forecast shall serve as a firm commitment by Prolong to purchase one hundred percent (100%) of the first two (2) months of finished Product and one hundred percent (100%) of the four (4) month requirement of raw materials and components based on the standard costs as set forth on Exhibit "A" (the Component Costs") plus eight percent (8%).

     The Orders received by Premiere from Prolong will be shipped by Premiere within seventy-two (72) hours (three working days) or less, unless Prolong provides express written instructions for future delivery. Premiere shall ship the Products to the destinations as designated by Prolong, F.O.B. Premiere's Facilities. Premiere shall use its best efforts to notify Prolong in advance of any inability to make full and timely delivery of any Products. Products shipped by Premiere shall be of a quality consistent with any previous samples that are provided and shall meet the Specifications. Premiere shall use its best efforts to produce Products that are of the highest standard and to the best advantage of both Parties in the marketplace.

     In the event of any dispute between Premiere and Prolong, Premiere will continue to provide the Contract Services and Prolong shall continue to pay for Products delivered by Premiere all in accordance with the terms and conditions of this Agreement.

     3.    Compensation. Prices to be paid by Prolong to Premiere for the
           ------------
Products shall be those prices as set forth on Schedule "A" attached hereto and incorporated herein by this reference (the "Prices"). The Component Costs for the Products (the "Component Costs") shall be used in determining the Prices for the fiscal year, October 1, 1998 to September 30, 1999. Differences between the actual costs incurred by Premiere and the Component Costs will be reconciled using a purchase price variance report generated by Premiere on or before the 30th day following the end of each calendar quarter (the "Variance Report"). The difference shall be paid by Prolong to Premiere or by Premiere to Prolong (depending on whether the variance is positive or negative) on or before the 30/th/ day following receipt by Prolong of the Variance Report. Incoming freight costs incurred by Premiere shall be set forth on the Variance Report and Premiere shall be reimbursed for said costs by Prolong, also within 30 days. The Prices shall remain the same for a period of not less than one year (the "Price Period") unless otherwise mutually agreed to by the Parties. Premiere shall have the right to adjust the Prices following its review of overall volume and direct and overhead costs by giving not less than 60 days notice to Prolong prior to the end of any Price Period (the "Adjustment"). The Adjustment shall not exceed the actual increases or decreases in costs to Premiere for the production of the Products.

     On or before the end of each week, Premiere shall provide Prolong with an invoice for all Products shipped by Premiere during the preceding week (the "Invoice"). Prolong shall pay to Premiere the full amount of the Invoice on or before the 30th day following receipt of the Invoice by Prolong.

     4.      Inventory.
             ---------

             4.1     Raw Materials. Raw materials purchased by Premiere in
                     -------------
accordance with the Forecast that remain in inventory for more than 75 days shall be subject to the monthly charge as outlined in Schedule "A". If any Product or component thereof is discontinued by Prolong, residual inventories shall be for Prolong's account at standard cost plus eight percent (8%). In no event shall Prolong be responsible for inventory on hand that exceeds the quantities required to meet the Forecast unless otherwise mutually agreed to by the Parties.

             4.2     Finished Product. Finished Product that remains in
                     ----------------
Premiere's inventory for more than 60 days shall be subject to the monthly charge as outlined in Schedule "A". If any Product is discontinued by Prolong, any finished goods relating thereto (in a quantity not in excess of Forecast) that remain in inventory with Premiere shall be for Prolong's account.

     5.      Insurance
             ---------

             5.1     Premiere's Insurance. Premiere shall maintain full general
                     --------------------
liability insurance as well as property insurance insuring against any and all losses arising out of fire, flood, vandalism or other damage to the Facility and any equipment used in the performance of the Contract Services (the "Premiere Insurance"). The Premiere Insurance shall be adequate to insure replacement of its Facility and the equipment and inventory located therein, with general liability insurance in an amount of not less than one million dollars ($1,000,000).

             5.2     Prolong's Insurance. Prolong shall maintain one million
                     -------------------
dollars ($1,000,000) of general liability insurance at all times during the term of this Agreement.

             5.3     Waiver of Subrogation. Each of the Parties hereby agrees to
                     ---------------------
waive their respective rights of recovery against each other for any loss insured by the insurance policy as set forth in Section 5.1 and 5.2 above for the benefit of the respective Parties.

     6.      Term/Termination. This Agreement shall continue in full force and
             ----------------
effect until such time as either Party gives not less than 90 days written notice to the other Party of termination thereof. At the end of said 90 day period, Premiere shall invoice for raw materials and finished goods inventory on hand (up to the maximum amount of said raw materials and finished goods as required pursuant to the Forecast) and Prolong shall pay to Premiere the standard costs of said raw materials and finished goods plus 8% within 30 days following receipt of said invoice.

     Notwithstanding the foregoing, Prolong shall have the right to terminate this Agreement by giving not less than thirty (30) days written notice to Premiere, if Premiere fails to deliver the Products in accordance with the terms and conditions as set forth herein. Premiere shall also have the right to terminate this Agreement by giving not less than thirty (30) days written notice if Prolong fails to pay for the Products in accordance with the terms and conditions of this Agreement.

          7.   Proprietary Rights. It will be necessary for Prolong to disclose
               ------------------
to Premiere certain proprietary and confidential information that will be required by Premiere in the performance of the Contract Services (the "Proprietary Information"). Premiere hereby acknowledges and agrees that Prolong has sole right, title and interest in the Proprietary Information, including but not limited to any formulas provided to Premiere and the Specifications, and that Premiere is expressly prohibited from asserting any rights in the nature of a license or grant of any rights, of any trade names, trademarks, commercial symbols, or other proprietary marks owned by or associated with Prolong, or any rights in the Products or any formulas or specifications relating thereto of any nature whatsoever, except as expressly set forth in this Agreement.

          8.   Confidentiality.  Except as required in the ordinary course of
               ---------------
Premiere's business, Premiere shall hold in confidence and not disclose to any person or any entity without the express prior written authorization of Prolong, which consent may be withheld in its sole and absolute discretion, at any time during the term of this Agreement, or any time thereafter, the names and addresses of any of Prolong's customers, Prolong's past or prospective dealings with its customers; the parties, dates or terms of any of Prolong's contracts; any information, trade secrets, systems, processes or business methods, or any other secret or confidential matter relating to the Products, Prolong's customers or the business affairs of Prolong or any companies affiliated with Prolong.

          9.   Prolong's Materials. Any proprietary information provided by
               -------------------
Premiere (as noted by Premiere) to Prolong shall be kept confidential by Prolong. Upon termination of this Agreement, Premiere shall provide, Prolong with all materials necessary, including all formulas, notes, memorandum, specifications, devices, mechanical parts, lists, materials, books, files, reports, correspondence, records and other documents that would be required by Prolong or its designated agent to provide the Contract Services. The Information shall be deemed to constitute trade secrets of Prolong and shall not be disclosed to any other party, except as expressly authorized pursuant to this Agreement.

          In addition to the Information, Prolong shall have the right to request that any and all equipment or molds provided by Prolong to Premiere (the "Equipment") be returned to Prolong. Premiere shall cooperate with Prolong in expeditiously transferring the Equipment to Prolong following receipt of Prolong's request for the Equipment.

          10. Regulatory Compliance. Premiere shall be responsible for providing
              ---------------------
the Contract Services in a manner that will comply with all governmental rules and regulations.

          11.  Indemnity.
               ---------
               11. Prolong Indemnification. Except for those Products that are not manufactured by Premiere in accordance with the Specifications, Prolong agrees to indemnify, defend and hold Premiere harmless from and against any payment, loss, liability, penalty, fine, tax, expense or damages, including, but not limited to, attorney's fees, which may arise directly or indirectly out of the sale of the Products by Prolong.

     11.2 Premiere Indemnification. Premiere hereby agrees to indemnify, defend
          ------------------------
and hold Prolong harmless from and against any payment, loss,liability, penalty, fine, tax, expense or damages, including, but not limited to, attorney's fees, which may arise directly or indirectly out of the sale by Prolong of any Products manufactured by Premiere that do not comply with the Specifications, provided, however, that said damages are caused in whole or in part based on the failure of the Products to meet the Specifications.

     12. Inspection. Prolong shall have the right to inspect the Facilities at
         ----------
any time by giving not less than 48 hours notice to Premiere (the "Inspection"). The Inspection shall be conducted for the sole purpose of ascertaining whether or not Premiere is in compliance with the terms and conditions of this Agreement, including, but not limited to, Premiere's compliance with the requirement to manufacture the Products in accordance with the Specifications. The Inspection shall be conducted by Prolong in a manner that will not unreasonably interfere with Premiere's operations and shall be conducted and concluded in the shortest reasonable time possible. In no event shall Prolong have the right to conduct an Inspection more than one time during any consecutive 90 day period.

     13. General Provisions. This Agreement shall inure to the benefit of and
         ------------------
shall be binding upon the Parties and their respective heirs, successors, legalrepresentatives and assigns. In the event that any legal, declaratory, self help, or equitable action is commenced between the Parties hereto or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing Party shall be entitled, in addition to such other relief that may be granted, to a reasonable sum for its attorney's fees and any other costs and expenses relating thereto. This Agreement shall be governed by the laws of the State of California and the venue of any legal action arising out of this Agreement shall be in Orange County, California where this Agreement is deemed to have been entered into.

     Premiere shall only have the right to assign their duties and obligations under this Agreement by giving not less than ninety (90) days notice to Prolong of said assignment. Any notices pertaining to this Agreement shall be in writing and transferred by facsimile, overnight mail, personal hand delivery or through the facilities of the United States Post office, certified or registered mail, return receipt requested. Any notice shall be deemed to be given as of the date so delivered. This Agreement contains the entire Agreement between the Parties hereto and supersedes any prior written or oral agreement between the Parties concerning the subject matter contained herein.

     IN WITNESS WHEREOF, the Parties hereby adopt this Agreement as of the date first set forth at Irvine, California.

PROLONG SUPER LUBRICANTS, INC.

By: /s/ Elton Alderman
    ----------------------------
      Elton Alderman, President

PREMIERE PACKAGING, INC.

By: /s/ Mark C. Drolet
    ----------------------------
      Mark C. Drolet, President

                                  SCHEDULE A
                              PRO LONG PRICE LIST
               EFFECTIVE OCTOBER 1, 1998 THRU SEPTEMBER 30, 1999

                                                                                 MINIMUM RUN
                                                                                 QUANTITIES
Part Number          Description                     Price          Per        Units     Cases
----------------------------------------------------------------------------------------------
FOR SALE TO TYLIE JONES FOR INFOMERCIAL KITS.
60017S        PROTECTANT 17 OZ                   $ 1,366.92        1000       22,000     3,667
67106S        PROT "EXT" FOAM PAD W/HANDLE       $   673.59        1000
67600S        PROT "INT" FOAM PAD W/LABEL        $   236.68        1000
62017S        GLASS CLEANER 17 OZ                $   904.16        1000       22,000       612
64017S        WATERLESS WASH 17 OZ               $   911.71        1000       22,000       612
68017S        MULTI PURPOSE CLEANER 17 OZ        $ 1,030.06        1000       22,000       612
66010S        PAINT SEALANT 10 OZ KITS/UPSELL    $ 1,112.94        1000       44,000       612
66006S        PAINT SEALANT PAD W/HANDLE         $   622.44        1000
67000S        POLISHING CLOTH WITH BAND LABEL    $   480.31        1000
67660K        PS FOAM PAD W/LABEL - UPSELL       $   248.98        1000


63044-001     WATERLESS WASH 4 OZ SAMPLE         $   586.33        1000       48,000     1,000
63174-001     WATERLESS WASH 17 OZ DISPLAY       $ 1,781.94        1000       22,000     5,500
63170-001     PROTECTANT 17 OZ DISPLAY           $ 4,320.75        1000       22,000     5,500
63644-001     WATERLESS WASH 64 OZ REFILL        $ 2,463.95        1000        6,000     1,500
63320-001     PROTECTANT 32 OZ REFILL            $ 2,813.87        1000       12,000     3,000
63172-001     GLASS CLEANER 17 OZ                $   981.77        1000       22,000     3,667
63178-001     MULTI PURPOSE CLEANER 17 OZ        $ 1,107.66        1000       22,000     3,667
63106-001     PAINT SEALANT 10 OZ DISPLAY        $ 3,818.47        1000       44,000    11,000
63050-001     RETAIL - INFO KIT WITH DISPLAY     $11,325.52        1000       20,000     5,000


RAW MATERIALS - STANDARD COST PLUS 8%
              - CARRYING CHARGE (OVER 75 DAYS)  1.5% PER MONTH

FINISHED GOODS - AS COSTED ABOVE
               - CARRYING CHARGE (OVER 60 DAYS) 1.5% PER MONTH

ADDITIONAL WORK - WORK PERFORMED BY PREMIERE NOT NORMALLY REQUIRED IN THE
                  MANUFACTURE OF PRODUCTS WILL BE BILLED AT THE RATE OF $22.50/HOUR

OVERTIME - $750.00/LINE SHIFT

WAREHOUSE FEE - $18 PER PALLET INCLUDES:  TRUCKING TO WAREHOUSE, 6 WEEKS OF
                STORAGE, AND LOADING FULL PALLETS AT THE WHSE FOR SHIPMENT TO FULFILLMENT CENTER

                                  SCHEDULE B
                       RECEIPT OF PROLONG SPECIFICATIONS

                                                     RECEIVED        DATE
BATCHING SPECIFICATIONS:                             Y     N       RECEIVED       COMMENTS
04-64000-001   WATERLESS WASH & SHINE                Y             08/06/98
RA-66000-001   PAINT SEALANT                         Y             08/06/98
04-60000-001   PROTECTANT                            Y             08/06/98
04-68000-001   CLEANER DEGREASER                     Y             08/06/98
04-62000-001   GLASS CLEANER                         Y             08/06/98

FINISHED PRODUCT SPECIFICATIONS:

63044-001      WATERLESS WASH 4 OZ SAMPLE            Y              9/17/98
63174-001      WATERLESS WASH 17 OZ DISPLAY          Y              9/17/98
63170-001      PROTECTANT 17 OZ DISPLAY              Y              9/17/98
63644-001      WATERLESS WASH 64 OZ REFILL           Y              9/17/98
63320-001      PROTECTANT 32 OZ REFILL               Y              9/17/98
 67006K        PROT "EXT" FOAM PAD W/LABEL                 N
63172-001      GLASS CLEANER 17 OZ                   Y              9/17/98
63178-001      MULTI PURPOSE CLEANER 17 OZ           Y              9/11/98
63106-001      PAINT SEALANT 10 OZ DISPLAY           Y              9/21/98
63050-001      RETAIL - INFO KIT WITH DISPLAY        Y              9/21/98
 67106K        PROT "EXT" FOAM PAD W/HANDLE                N
 67600K        PROT "INT" FOAM PAD W/LABEL                 N
 66006K        PAINT SEALANT FOAM PAD W/HANDLE             N
 67000K        POLISHING CLOTH WITH BAND LABEL             N
 66010K        BULK PAINT SEALANT 10 OZ              Y              9/17/98
 60017K        BULK 17 OZ PROTECTANT                 Y              9/11/98
 62017K        BULK 17 OZ GLASS CLEANER              Y              9/11/98
 64017K        BULK WATERLESS WASH 17 OZ             Y              9/11/98
 68017K        BULK 17 OZ CLEANER DEGREASER          Y              9/11/98

SALE TO TYLIE JONES FOR INFO KIT:

66006S         PAINT SEALANT APPL W/HANDLE                 N
67106S         PROT "EXT" FOAM PAD W/HANDLE                N
67600S         PROT "INT" FOAM PAD W/LABEL                 N
67000S         POLISHING CLOTH WITH BAND LABEL             N
67660K         PS FOAM PAD W/LABEL UPSELL                  N
66010S         PAINT SEALANT 10 OZ KITS/UPSELL       Y              9/17/98    SAME AS 66010K
60017S         PROTECTANT 17 OZ                      Y              9/11/98    SAME AS 60017K
62017S         GLASS CLEANER 17 OZ                   Y              9/11/98    SAME AS 62017K
64017S         WATERLESS WASH 17 OZ                  Y              9/11/98    SAME AS 64017K
68017S         MULTI PURPOSE CLEANER 17 OZ           Y              9/11/98    SAME AS 68017K

10/13/98